Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.
Exhibit 4.14

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			CONTRACT ID CODE	PAGE OF PAGES 1 6
2.AMENDMENT/MODIFICATION NO. 0002	3.EFFECTIVE DATE See Block 16C	4.REQUISITION/PURCHASE REQ. NO. OS222399	5.PROJECT NO. (If applicable)
6.ISSUED BY CODE	ASPR-BARDA	7.ADMINISTERED BY (If other than Item 6) CODE		ASPR-BARDA02
ASPR-BARDA O’NEILL HOUSE OFFICE BUILDING Room 22G13 Washington DC 20515		US DEPT OF HEALTH & HUMAN SERVICES ASPR AMCG O’NEILL HOUSE OFFICE BUILDING Room 22G13 Washington DC 20515
8.NAME AND ADDRESS OF CONTRACTOR (No., Street, City, County, State and ZIP Code) SUMMIT (OXFORD) LIMITED 1510803 SUMMIT (OXFORD) LIMITED85B PA 85B PARK DRIVE MILTON PARK ABINGDON OXFORDSHIRE OX14 4SB		(x)	9A.AMENDMENT OF SOLICITATION NO.

9B.DATED (SEE ITEM 11)
		x	10A.MODIFICATION OF CONTRACT/ORDER NO. HHSO100201700014C
10B.DATED (SEE ITEM 13) 09/05/2017
CODE 1510803	FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
The above solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendments; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF THE OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment and is received prior to the opening hour and date specified.

12.ACCOUNTING AND APPROPRIATION DATA (If required) Net Increase: $12,000,000.00 2018.1992018.25106
13.THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. FAR 52.243-2 ALT V
X

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43 103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.217-9 Option to Extend the Term of the Contract
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not ☒ is required to sign this document and return 2 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings including solicitation/contract subject matter where feasible.)
Tax ID Number: CO-0000487
DUNS Number:733628718
The Purpose of this Modification is to 1) exercise CLIN 3 (Option 2), 2) extend the period of performance of the Base Period to end on 6/30/2019, 3) change the U.S. Government's and the Contractor's contribution for CLIN 3, 4) revise the SOW and 5) designate a new Contracting Officer's Representative (COR)
FUNDS ALLOTTED PRIOR TO THIS MODIFICATION $31,967,000.00
FUNDS ALLOTTED WITH THIS MODIFICATION: $12,000,000.00
FUNDS ALLOTTED TO DATE: $43,967,000.00
PERIOD OF PERFORMANCE: SEPTEMBER 5, 2017 TO APRIL 30, 2022

Continued…
Except as provided herein, all terms and condition of the document referenced in Item 9A or 10A, as heretofore changes, remains unchanged and in full force and effect.

15A.NAME AND TITLE OF SIGNER (Type or print) GLYN EDWARDS, CEO		16A.NAME OF CONTRACTING OFFICER (Type or print) FRANCINE L. HEMPHILL
15B.NAME OF CONTRACTOR SUMMIT (OXFORD) LIMITED BY /s/Glyn Edwards______________________ (Signature of person authorized to sign)	15C.DATE SIGNED 14 AUG 2018	16B.UNITED STATES OF AMERICA BY /s/ Francine L. Hemphill_________________ (Signature of Contracting Officer)		16C.DATE SIGNED 14 AUG 2018
NSN 7540-01-152-8070 Previous edition is NOT usable		STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.214(a)

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201700014C/0002				PAGE 2 OF 6
NAME OF OFFEROR OR CONTRACTOR SUMMIT (OXFORD) LIMITED 1510803
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
5	See Continuation Sheet Delivery: 06/23/2018 Delivery Location Code: HHS/OS/ASPR HHS/OS/ASPR 200 C St SW WASHINGTON DC 20201 US Appr. Yr.: 2018 CAN: 1992018 Object Class: 25106 FOB: Destination Period of Performance: 09/05/2017 to 04/30/2022 Add Item 5 as follows: ASPR-18-03011 - - Exercise CLIN 3 under Summit Therapeutics contract HHSO100201700014C Obligated Amount: $12,000,000.00				12,000,000.00
NSN 7540-01-152-8067		OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

Contract No. HHSO100201700014C Modification No. 0002	Summit (Oxford) Ltd. Continuation Sheet	Page 3 of 6

Beginning with the effective date of this modification, the Government and the Contractor mutually agree to exercise Option 2 (CLIN 3) as follows:

A.	In accordance with the changes that come into effect due to the exercising of option two (2) the following sections are changed:

1.	ARTICLE B.2 ESTIMATED COST,
2. The Governmental shall provide monies for the base period segment (CLIN 001) in an amount not to exceed $31,967,000. The Contractor's share of the Base Period is estimated at $[**]. The Government will provide monies for the Option 2 period segment (CLIN 0003) in an amount not to exceed $12,000,000. The Government will not be responsible for any Contractor incurred costs that exceed these amounts unless a modification to the contract is signed by the Contracting Officer which expressly increases the amount. The Contractor's share of the Option 2 period segment (CLIN 0003) is estimated at $[**].
5. It is estimated that the amount currently allotted will cover performance of the Base period through June 30, 2019 and of Option 2 through [**]

CLIN	Period of Performance	Supplies/Services	Government Share	Contractor Share	Total Cost	Status
Base/ CLIN 0001	Sept 5, 2017 Through June 30, 2019	[**]	$31,967,000	$[**]	$[**]	Executed

2.    ARTICLE B.3. OPTION PRICES

a.
Unless the Government exercises its option pursuant to FAR Clause 52.217-9 (Option to Extend the Term of the Contract), contained in ARTICLE 1.2, the contract consists only of the base period (CLIN 0001) and Option 2 (CLIN 0003) specified in the Statement of Work as defined in SECTIONS C and F, for the price set forth in ARTICLE B.2 of the contract.

b.
Pursuant to FAR Clause 52.217-9 (Option to Extend the Term of the Contract), the Government may, by unilateral contract modification, require the contractor to perform the remaining Option Work Segments specified in the Statement of Work as defined in SECTIONS C and F of this contract. If the Government decides to exercise an option(s), the Government will provide the Contractor a preliminary written notice of its intent to exercise the option at least [**] days before the contract expires. If option 1 CLIN 0002 and Option 3 CLIN 0004 are exercised, the estimated cost of the contract will be increased as set forth in the table below:

Contract No. HHSO100201700014C Modification No. 0002	Summit (Oxford) Ltd. Continuation Sheet	Page 4 of 6

CLIN	Period of Performance	Supplies/Services	Government Share	Contractor Share	Total Cost	Status
Option 1/CLIN 0002	[**], 2019 Through [**]	[**]	$31,967,000	$[**]	$[**]	Executed
Option 2/CLIN 0003	[**], 2018 Through [**]	[**]	$12,000,000	$[**]	$[**]	Executed
Option 3/CLIN 0004	[**] through [**], 2022	[**]	$[**]	$[**]	$[**]	Not Executed
	TOTAL		$61,461,899	$[**]	$[**]

Contract No. HHSO100201700014C Modification No. 0002	Summit (Oxford) Ltd. Continuation Sheet	Page 5 of 6

B. Under SECTION B (SUPPLIES OR SERVICES and PRICES/COSTS), ARTICLE B.4 (Provisions Applicable to Direct Costs), paragraph b (Travel Costs), is deleted and replaces as follows:

b.    Travel Costs

1.
Total expenditures for travel (transportation, lodging, substance, and incidental expenses) incurred in direct performance of this contract of the base period segment (CLIN 0001) shall not exceed $[**] without the prior written approval of the Contracting Officer. The Government is not responsible for the travel portion of the Option 2 period (CLIN 003). The Contractor shall notify the Contracting Officer in writing when travel expenditures have exceeded [**]% ($[**]) of the base period expenses. Costs must be consistent with Federal Acquisition Regulations (FAR) 52.247-63 - Preference for U.S. Air Flag carriers whenever relevant.

C.    Under SECTION F, ARTICLE F.2, DELIVERABLES the first paragraph is deleted and replaced as follows:
Successful performance of the final contract shall be deemed to occur upon completion of performance of the work set for in the Statement of Work dated June 29, 2018 set forth in SECTION J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the Contracting Officer, of each of the deliverables described in SECTION C, SECTION F, and SECTION J.
D.    Under SECTION F, ARTICLE F.2 DELIVERABLES, Subparagraph a. Summary of Contract Deliverables: the COR’s address is deleted and replace as follows:
HHS/ASPR/BARDA
ATTN: [**]
Contracting Officer’s Representative
Room [**] - O’Neill House Office Building
Washington, DC 20515
Email: [**]
E.    Under ARTICLE G.2 CONTRACTING OFFICER’S REPRESENTATIVE (COR) the COR’s name, title and address is deleted and replaced as follows:
[**]
Division of CBRN Countermeasures
Biomedical Advanced Research & Development Authority (BARDA)
Department of Health and Human Services
Mailing Address:
Contracting Officer’s Representative
Room [**] - O’Neill House Office Building
Washington, DC 20515
Email: [**]

Contract No. HHSO100201700014C Modification No. 0002	Summit (Oxford) Ltd. Continuation Sheet	Page 6 of 6

F.    Under ARTICLE G.5 INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING the address chart is deleted and replaced as follows:

PSC_Invoices@psc.hhs.gov	[**] Contracting Officer DHHS/OS/ASPR/BARDA Room [**] O’Neill House Office Building Washington, DC 20515 Email [**]	[**] Contracting Specialist DHHS/OS/ASPR/BARDA Room [**] O’Neill House Office Building Washington, DC 20515 Email: [**]	[**] Contracting Officer Representative DHHS/ASPR/BARDA Room [**] O’Neill House Office Building Washington, DC 20515 Email: [**]
G.    Under SECTION J - LIST OF ATTACHMENTS, delete ATTACHMENT 1, Statement of Work dated April 2, 2018 (4 pages) and replace with Statement of Work dated June 29, 2018 (5 pages).
END OF MODIFICATION 002 TO HHSO100201700014C

Modification 2
Attachment 1
HHSO100201700014C
Statement of Work
CLINICAL DEVELOPMENT OF DRUG
Topic Area of Interest No. 3
June 29, 2018
PREAMBLE
Independently and not as an agency of the Government, Summit (Oxford) Limited (hereafter the “Contractor”) shall be required to furnish all the necessary services, qualified , material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to the BARDA Broad Agency Announcement (BAA) BARDA CBRN BAA-16-100-SOL-00001.
The Government reserves the right to modify the milestones, progress, schedule, budget, or deliverables to add or delete deliverables, process, or schedules if the need arises. Because of the nature of this research and development (R&D) contract and the complexities inherit in this and prior programs, at designated milestones the Government will evaluate whether work should be redirected, removed, or whether schedule or budget adjustments should be made. The Government reserves the right to change the product, process, schedule, or events to add or delete part or all of these elements as the need arises.
Overall Objectives and Scope
The overall objective of this contract is to advance the development of ridinilazole, a novel therapy for the treatment of Clostridium difficile Infections (CDI) and reducing the recurrence of CDI. The scope of work for this contract includes clinical and manufacturing development activities that fall into the following areas: non-clinical toxicology studies; clinical activities; manufacturing activities; and all associated regulatory, quality assurance, management, and administrative activities. The Research and Development (R&D) effort for ridinilazole will progress in specific stages that cover the base performance (I) segment and option segment (II) as work segments. The statement of work has been broken into the following phases which are discrete work segments:
1.    CLIN 1: [**]
2.    CLIN 2: [**]
3.    CLIN 3: [**]
4.    CLIN 4: [**]
1.    CLIN 1 [**] The overall objective of CLIN 1 will be to [**].
1.1.    Program Management (WBS 1.1)
[**].
2.    CLIN 2: [**]
The overall objective of CLIN2 is to [**]
2.1    Program Management (WBS 1.1)
[**].

3.    CLIN 3: [**]
The overall objective of CLIN3 is to [**].
3.1    Program Management (WBS 1.1)
[**].
4.    CLIN 4: [**]
4.1    Program Management (WBS 1.1)
[**]
5.    OTHER ITEMS
5.1    Facilities, Equipment and Other Resources. (Contract: Section J)
[**].
END
STATEMENT OF WORK
HHSO100201700014C

2